UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 10, 2020

KIMCO REALTY CORPORATION
(Exact Name of registrant as specified in its charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Broadway
Suite 201
Jericho, NY 11753
(Address of principal executive offices) (Zip Code)

(516) 869-9000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on
which registered
Common Stock, par value $.01 per share.	KIM	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 5.125% Class L Cumulative Redeemable, Preferred Stock, $1.00 par value per share.	KIMprL	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 5.250% Class M Cumulative Redeemable, Preferred Stock, $1.00 par value per share.	KIMprM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry Into a Material Definitive Agreement.

On August 10, 2020, Kimco Realty Corporation (“Kimco”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and U.S. Bancorp Investments, Inc., as representatives of the several underwriters (collectively, the “Underwriters”), pursuant to which Kimco agreed to sell $400 million in aggregate principal amount of 1.900% Notes due 2028 (the “New Notes”). The New Notes are being offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to Kimco’s shelf registration statement on Form S-3 (File No. 333-223226). Certain of the Underwriters and their affiliates may be customers of, engage in transactions with, and perform services for Kimco and its subsidiaries in the ordinary course of business.

Kimco intends to use the net proceeds from the offering to redeem all of its outstanding 3.20% Senior Notes due 2021 (the “2021 Notes”) (of which approximately $284.9 million are outstanding) and for general corporate purposes.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On August 10, 2020, Kimco issued a press release (the “Pricing Press Release”) announcing the pricing of its public offering of the New Notes discussed in Item 1.01 above and a press release (the “Redemption Press Release”) announcing the redemption of the outstanding 2021 Notes.

Copies of the Pricing Press Release and the Redemption Press Release are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.   Other Events.

On August 10, 2020, Kimco issued a notice of redemption for $284,905,000.00 in aggregate principal amount of the 2021 Notes, representing all of the outstanding 2021 Notes. The 2021 Notes will be redeemed on August 25, 2020 (the “Redemption Date”) at a redemption price calculated in accordance with the indenture governing the 2021 Notes, equal to $1,014.80 for each $1,000 principal amount of 2021 Notes redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

1.1
Underwriting Agreement, dated August 10, 2020, by and among Kimco Realty Corporation and BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and U.S. Bancorp Investments, Inc., as representatives of the several underwriters.

99.1	Pricing Press Release, dated August 10, 2020.
99.2	Redemption Press Release, dated August 10, 2020.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Date: August 11, 2020	By:	/s/ Glenn G. Cohen
Name: Glenn G. Cohen
Title: Chief Financial Officer